EXHIBIT 99.1
                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK

---------------------------------------X
In re                                  :
                                       :        Chapter 11 Case Nos.
RHYTHMS NETCONNECTIONS INC., ET AL.,   :        01- 14283 (BRL)
                                       :        through
                  Debtors.             :        01- 14287 (BRL)
                                       :
---------------------------------------X       (Jointly Administered)


                   DEBTORS' AMENDED JOINT PLAN OF LIQUIDATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE





                                      WEIL, GOTSHAL & MANGES LLP
                                      767 Fifth Avenue
                                      New York, New York 10153
                                      (212) 310-8000

                                      -and-

                                      BROWNSTEIN HYATT & FARBER, P.C.
                                      410 17th Street, 22nd Floor
                                      Denver, Colorado  80202
                                      (303) 223-1100

                                      Co-Attorneys for Debtors and
                                      Debtors-in-Possession

Dated:            New York, New York
                  January 7, 2002

ARTICLE I.    DEFINITIONS AND INTERPRETATION                                                     2
   1.1   Administrative Expense Claim                                                            2
   1.2   Allowed                                                                                 2
   1.3   Available Cash                                                                          2
   1.4   Bankruptcy Code                                                                         2
   1.5   Bankruptcy Court                                                                        2
   1.6   Bankruptcy Rules                                                                        3
   1.7   Business Day                                                                            3
   1.8   Cash                                                                                    3
   1.9   Chapter 11 Cases                                                                        3
   1.10  Claim                                                                                   3
   1.11  Class                                                                                   3
   1.12  Collateral                                                                              3
   1.13  Committee                                                                               3
   1.14  Commencement Date                                                                       3
   1.15  Common Stock Equity Interest                                                            3
   1.16  Common Stock Securities Litigation Claim                                                3
   1.17  Confirmation Date                                                                       3
   1.18  Confirmation Hearing                                                                    3
   1.19  Confirmation Order                                                                      3
   1.20  Debtors                                                                                 4
   1.21  Debtors-in-Possession                                                                   4
   1.22  Disbursing Agent                                                                        4
   1.23  Disclosure Statement                                                                    4
   1.24  Disputed                                                                                4
   1.25  Effective Date                                                                          4
   1.26  Equity Interest                                                                         4
   1.27  Estimated Liquidation Expenses                                                          4
   1.28  Final Distribution Date                                                                 4
   1.29  Final Order                                                                             4
   1.30  General Unsecured Claim                                                                 5
   1.31  Other Priority Claim                                                                    5
   1.32  Other Secured Claim                                                                     5
   1.33  Plan                                                                                    5
   1.34  Postpetition Interest                                                                   5
   1.35  Preferred Stock Equity Interest                                                         5
   1.36  Preferred Stock Securities Litigation Claim                                             5
   1.37  Priority Tax Claim                                                                      5
   1.38  Pro Rata Share                                                                          5
   1.39  Record Date                                                                             5
   1.40  Rhythms                                                                                 6
   1.41  Schedules                                                                               6
   1.42  Secured Claim                                                                           6
   1.43  Secured Senior Notes                                                                    6
   1.44  Secured Senior Notes Claim                                                              6


   1.45  Secured Senior Notes Deficiency                                                         6
   1.46  Secured Senior Notes Escrow Account                                                     6
   1.47  Securities Litigation Claim                                                             6
   1.48  Senior Notes                                                                            7
   1.49  Senior Notes Claim                                                                      7
   1.50  Senior Notes Indentures                                                                 7
   1.51  Senior Notes Indenture Trustee                                                          7
   1.52  Senior Notes Securities Litigation Claim                                                7
   1.53  Subsequent Distribution Date                                                            7
   1.54  Tort Claims                                                                             7
ARTICLE II.   TREATMENT AND PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS     8
   2.1   Administrative Expense Claims                                                           8
   2.2   Professional Compensation and Reimbursement Claims                                      8
   2.3   Priority Tax Claims.                                                                    8
ARTICLE III.  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS                                      8
ARTICLE IV.   TREATMENT OF CLAIMS AND EQUITY INTERESTS                                           9
   4.1   Class 1 - Other Priority Claims.                                                        9
      (a)     Impairment and Voting                                                              9
      (b)     Distributions                                                                      9
   4.2   Class 2 - Other Secured Claims                                                          9
      (a)     Impairment and Voting                                                              9
      (b)     Distributions                                                                      9
   4.3   Class 3 - Secured Senior Notes Claims                                                  10
      (a)     Impairment and Voting                                                             10
      (b)     Distributions                                                                     10
   4.4   Class 4 - General Unsecured Claims                                                     10
      (a)     Impairment and Voting                                                             10
      (b)     Distributions                                                                     10
   4.5   Class 5 - Senior Notes Securities Litigation Claims                                    10
      (a)     Impairment and Voting                                                             10
      (b)     Distributions                                                                     10
   4.6   Class 6A - Preferred Stock Equity Interests                                            11
      (a)     Impairment and Voting                                                             11
      (b)     Distributions                                                                     11
   4.7   Class 6B - Preferred Stock Securities Litigation Claims                                11
      (a)     Impairment and Voting                                                             11
      (b)     Distributions                                                                     11
   4.8   Class 7A - Common Stock Equity Interests                                               11
      (a)     Impairment and Voting                                                             11
      (b)     Distributions                                                                     11
   4.9   Class 7B - Common Stock Securities Litigation Claims                                   12
      (a)     Impairment and Voting                                                             12
      (b)     Distributions                                                                     12
ARTICLE V.    PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN                      12


   5.1   Voting of Claims                                                                       12
   5.2   Enforcement of Statutory Subordination                                                 12
   5.3   Presumed Rejections of the Plan and Cramdown                                           12
   5.4   Method of Distributions Under the Plan                                                 12
      (a)     Disbursing Agent                                                                  12
      (b)     Distributions Subsequent to the Effective Date                                    13
      (c)     Surrender of Instruments                                                          13
      (d)     Timing of Distributions                                                           14
      (e)     Delivery of Distributions                                                         14
      (f)     Distributions to Holders as of the Confirmation Date                              14
      (g)     Undeliverable and Unclaimed Distributions                                         14
      (h)     Distributions of Cash                                                             15
      (i)     Minimum Distributions                                                             15
      (j)     Withholding and Reporting Requirements                                            15
      (k)     Setoffs                                                                           15
      (l)     Allocation of Distributions                                                       15
ARTICLE VI.   MEANS FOR IMPLEMENTATION AND EXECUTION OF THE PLAN                                15
   6.1   Substantive Consolidation                                                              15
   6.2   Continuing Existence                                                                   16
   6.3   Accounts                                                                               17
   6.4   Cancellation of Securities                                                             17
   6.5   Cancellation of Senior Notes.                                                          17
ARTICLE VII.  PROCEDURES FOR RESOLVING AND TREATING DISPUTED CLAIMS                             17
   7.1   No Distributions Pending Allowance.                                                    17
      (a)     General                                                                           17
      (b)     Tort Claims                                                                       17
      (c)     Securities Litigation Claims.                                                     17
   7.2   Resolution of Disputed Claims                                                          18
   7.3   Estimation of Claims                                                                   18
   7.4   Amounts Retained to Pay Disputed Claims                                                18
   7.5   Allowance of Disputed Claims                                                           18
   7.6   No Distribution in Respect of Disputed Claims                                          18
ARTICLE VIII. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES                             19
   8.1   Executory Contracts and Unexpired Leases                                               19
   8.2   Approval of Rejection of Executory Contracts and Unexpired Leases                      19
   8.3   Bar Date for Filing Proofs of Claim Relating to Executory Contracts and
         Unexpired Leases Rejected Pursuant to the Plan                                         19
   8.4   Retiree Benefits                                                                       19
ARTICLE IX.   EFFECT OF CONFIRMATION OF PLAN                                                    19
   9.1   Term of Injunctions or Stays                                                           19
   9.2   Revesting of Assets                                                                    19
   9.3   Preservation of Certain Causes of Action                                               19
   9.4   Certain Causes of Action Released and Extinguished.                                    20


      (a)     Claims Against Certain Trusts                                                     20
      (b)     Derivative Claims                                                                 20
   9.5   Injunction                                                                             20
ARTICLE X.    EFFECTIVENESS OF THE PLAN                                                         20
   10.1  Conditions Precedent to the Effective Date                                             20
   10.2  Waiver of Conditions                                                                   21
ARTICLE XI.   RETENTION OF JURISDICTION                                                         21
ARTICLE XII.  MISCELLANEOUS PROVISIONS                                                          22
   12.1  Dissolution of the Committee                                                           22
   12.2  Effectuating Documents and Further Transactions                                        22
   12.3  Corporate Action                                                                       22
   12.4  Exemption from Transfer Taxes                                                          22
   12.5  Exculpation                                                                            23
   12.6  Fees and Expenses of the Senior Notes Indenture Trustee.                               23
   12.7  Post-Confirmation Date Fees and Expenses                                               23
   12.8  Request for Expedited Determination of Taxes                                           23
   12.9  Payment of Statutory Fees                                                              23
   12.10 Modification of Plan                                                                   23
   12.11 Withdrawal or Revocation                                                               24
   12.12 Binding Effect                                                                         24
   12.13 Notices                                                                                24
   12.14 Severability                                                                           25
   12.15 Governing Law                                                                          25
   12.16 Headings                                                                               25
   12.17 Exhibits                                                                               25
   12.18 Failure of Effective Date.                                                             25
   12.19 Plan Controls                                                                          25

WEIL, GOTSHAL & MANGES LLP 767 Fifth Avenue New York, New York 10153
(212) 310-8000
Paul M. Basta, Esq. (PB 4434)

-and-

BROWNSTEIN HYATT & FARBER, P.C.
410 17th Street, 22nd Floor
Denver, Colorado  80202
(303) 223-1100
John L. Ruppert, Esq.


                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK

---------------------------------------X
In re                                  :
                                       :        Chapter 11 Case Nos.
RHYTHMS NETCONNECTIONS INC., ET AL.,   :        01- 14283 (BRL)
                                       :        through
                  Debtors.             :        01- 14287 (BRL)
                                       :
---------------------------------------X        (Jointly Administered)


                   DEBTORS' AMENDED JOINT PLAN OF LIQUIDATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

     Rhythms NetConnections Inc., Rhythms Links Inc., Rhythm Links Inc. - Virginia, Rhythms Leasing Inc., and RCanada, Inc. (collectively, the "Debtors") propose the following joint chapter 11 plan of liquidation (the "Plan") pursuant to section 1121(a) of the Bankruptcy Code.

         The Plan provides for the liquidation and conversion of all of the Debtors' respective assets to cash and the distribution of the net proceeds therefrom to their respective creditors and equity holders, in accordance with their relative priority. The Plan is a joint plan of liquidation and provides that the Debtors' Chapter 11 Cases will be substantively consolidated. Accordingly, and except as expressly provided for herein, all provisions of the Plan, including without limitation, the definitions and distributions to creditors, shall apply to the assets and claims of the consolidated bankruptcy estates of the Debtors.

                                   ARTICLE I.

                         DEFINITIONS AND INTERPRETATION

                   DEFINITIONS. As used in the Plan, the following terms shall have the respective meanings specified below:

         1.1 ADMINISTRATIVE EXPENSE CLAIM means any right to payment constituting a cost or expense of administration of any of the Chapter 11 Cases under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the estates of the Debtors, any actual and necessary costs and expenses of operating the business of the Debtors, any indebtedness or obligations incurred or assumed by the Debtors-in-Possession in connection with the conduct of their business, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services and all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under sections 330 or 503 of the Bankruptcy Code, whether fixed before or after the Effective Date.

         1.2 ALLOWED means, (i) with reference to any Claim, (a) any Claim against the Debtors which has been listed by the Debtors in their Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (b) any Claim allowed pursuant to the Plan, (c) any Claim which is not Disputed, (d) any Claim that is compromised, settled or otherwise resolved pursuant to the authority granted to the Debtors pursuant to a Final Order of the Bankruptcy Court or under Section 7.2 of the Plan or (e) any Claim which, if Disputed, has been Allowed by Final Order; PROVIDED, HOWEVER, that Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered "Allowed Claims" hereunder, and (ii) with reference to any Equity Interest, (a) any Equity Interest registered in the stock register maintained by or on behalf of the Debtors as of the Confirmation Date and (b) either (x) not timely objected to or (y) Allowed by Final Order. Unless otherwise specified herein or by order of the Bankruptcy Court, "Allowed Administrative Expense Claim" or "Allowed Claim" shall not, for any purpose under the Plan, include interest on such Claim from and after the Commencement Date.

         1.3 AVAILABLE CASH means all Cash of the Debtors' estates to be distributed to the holders of Allowed Claims less (i) the Estimated Liquidation Expenses, and (ii) the amount of Cash to be retained for the payment of Disputed Claims, from time to time, PROVIDED, HOWEVER, that Available Cash shall not include collateral security (including the Secured Senior Notes Escrow Account) or any proceeds of collateral securing any Allowed Secured Claims.

         1.4 BANKRUPTCY CODE means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases, as in effect on the Confirmation Date.

         1.5 BANKRUPTCY COURT means the United States District Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases and, to the extent of any reference under section 157 of title 28 of the United States Code, the unit of such District Court under section 151 of title 28 of the United States Code.

         1.6 BANKRUPTCY RULES means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code and any Local Rules of the Bankruptcy Court.

         1.7 BUSINESS DAY means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order, and the Friday after Thanksgiving Day.

         1.8 CASH means legal tender of the United States of America.

         1.9 CHAPTER 11 CASES means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors, styled In re Rhythms NetConnections Inc., et al., Chapter 11 Case Nos. 01-14283 through 01-14287 (BRL) inclusive, Jointly Administered, currently pending before the Bankruptcy Court.

         1.10 CLAIM has the meaning set forth in section 101(5) of the Bankruptcy Code.

         1.11 CLASS means a category of holders of Claims or Equity Interests as set forth in Article III of the Plan, classified by the Plan pursuant to section 1123(a)(1) of the Bankruptcy Code.

         1.12 COLLATERAL means any property or interest in property of the estate of the Debtors subject to a lien to secure the payment or performance of a Claim, which lien is valid, perfected and enforceable under applicable law, and is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

         1.13 COMMITTEE means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases on August 6, 2001 pursuant to section 1102 of the Bankruptcy Code.

         1.14 COMMENCEMENT DATE means August 1, 2001, the date on which the Debtors commenced the Chapter 11 Cases.

         1.15 COMMON STOCK EQUITY INTEREST means any Equity Interest relating to the common stock of Rhythms.

         1.16 COMMON STOCK SECURITIES LITIGATION CLAIM means any Securities Litigation Claim relating to the Common Stock Equity Interest.

         1.17 CONFIRMATION DATE means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket.

         1.18 CONFIRMATION HEARING means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

         1.19 CONFIRMATION ORDER means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

         1.20 DEBTORS mean, collectively, Rhythms NetConnections Inc., Rhythms Links Inc., Rhythm Links Inc. - Virginia, Rhythms Leasing Inc., and RCanada, Inc.

         1.21 DEBTORS-IN-POSSESSION mean the Debtors in their capacity as Debtors-in-Possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

         1.22 DISBURSING AGENT means the Debtors or the designee of the Debtors and the Committee in the capacity as disbursing agent under section 5.4(a) of the Plan.

         1.23 DISCLOSURE STATEMENT means the disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

         1.24 DISPUTED means, with reference to any Claim, (i) any Claim proof of which was timely and properly filed, and in such case or in the case of an Administrative Expense Claim, any Administrative Expense Claim or Claim which is disputed under the Plan or as to which the Debtors have interposed (or have determined to interpose) a timely objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order, and (ii) any Claim proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of claim was not timely or properly filed. A Claim that is Disputed by the Debtors as to its amount only, shall be deemed Allowed in the amount the Debtors admit owing, if any, and Disputed as to the excess.

         1.25 EFFECTIVE DATE means the first Business Day on which the conditions specified in Section 10.1 of the Plan have been satisfied or waived.

         1.26 EQUITY INTEREST means the interest of any holder of equity securities of Rhythms represented by the issued and outstanding shares of common or preferred stock of Rhythms, whether or not transferable, including any existing options, warrants or rights, contractual or otherwise, to acquire such equity securities.

         1.27 ESTIMATED LIQUIDATION EXPENSES means the amount of cash estimated by the Debtors, from time to time, to be necessary to fund adequately the administration of the Plan and the Chapter 11 Cases on and after the Effective Date.

         1.28 FINAL DISTRIBUTION DATE means the date on which a final distribution of Available Cash is made pursuant to Section 5.4(b) of the Plan. The Final Distribution Date shall be a date, as determined by the Debtors, (i) which is after the liquidation into cash of all assets of the Debtors (other than those assets abandoned by Debtors) and collection of other sums due or otherwise remitted or returned to the Debtors' estates, and (ii) on or after final resolution of all Disputed Claims and final distributions are made thereon.

         1.29 FINAL ORDER means an order of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or motion for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, or move to reargue or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been upheld by the highest court to which such order was appealed, or from which certiorari, reargument or rehearing was sought and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired, PROVIDED, HOWEVER, the possibility that a timely motion under Bankruptcy Rules 9023 or 9024 or any applicable analogous rule may be filed with respect to such order shall not prevent such order from being a Final Order.

         1.30 GENERAL UNSECURED CLAIM means any Claim that is not a Secured Claim, Administrative Expense Claim, Other Priority Claim, Secured Senior Notes Claim or Priority Tax Claim.

         1.31 OTHER PRIORITY CLAIM means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment as specified in sections 507(a)(2)-(7) and (9) of the Bankruptcy Code.

         1.32 OTHER SECURED CLAIM means any Secured Claim other than a Secured Senior Notes Claim.

         1.33 PLAN means this chapter 11 plan, including all exhibits and schedules annexed hereto, either in its present form or as it may be altered, amended or modified from time to time.

         1.34 POSTPETITION INTEREST means interest, commencing on the Commencement Date, on the then outstanding principal amount of an Allowed Claim, at an annual rate equal to the federal judgment rate in effect on the Commencement Date.

         1.35 PREFERRED STOCK EQUITY INTEREST means any Equity Interest of Rhythms relating to the preferred stock of Rhythms, including the Series E Preferred Stock, aggregated stated value of $250 million, and the Series F Preferred Stock, aggregated stated value of $300 million.

         1.36 PREFERRED STOCK SECURITIES LITIGATION CLAIM means any Securities Litigation Claim relating to the Preferred Stock Equity Interest.

         1.37 PRIORITY TAX CLAIM means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

         1.38 PRO RATA SHARE means (i) with respect to Classes 3 (Secured Senior Notes Claims) and 4 (General Unsecured Claims), a number (expressed as a percentage) equal to the proportion that the amount of a particular Class 3 Claim's Secured Senior Notes Deficiency or a particular Class 4 Claim bears to the sum of (a) the Secured Senior Notes Deficiency of all Class 3 Claims, and
(b) the aggregate amount of General Unsecured Claims, including Disputed Claims, as of the date of determination, and (ii) with respect to all other Classes, a number (expressed as a percentage) equal to the proportion that the amount of any Claim in a particular Class bears to the aggregate amount of all Claims in such Class, including Disputed Claims, as of the date of determination.

         1.39 RECORD DATE means (i) with respect to a Senior Notes Claim, the Effective Date, and (ii) with respect to any Claim other than a Senior Notes Claim and any Equity Interest, the fifth Business Day prior to the Confirmation Date.

         1.40 RHYTHMS means Rhythms NetConnections Inc., a Delaware corporation. Unless otherwise stated herein, "Rhythms" shall include references to Rhythms as Debtor and as Debtor-in-Possession.

         1.41 SCHEDULES means the schedules of assets and liabilities and the statements of financial affairs filed by each of the Debtors on September 27, 2001 as required by section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, including any supplements or amendments thereto through the Confirmation Date.

         1.42 SECURED CLAIM means a Claim (i) secured by Collateral, the amount of which is equal to or less than the value of such Collateral (A) as set forth in the Plan, (B) as agreed to by the holder of such Claim and the Debtors after reasonable notice to the Committee, or (C) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code or (ii) the amount of any rights of setoff of the holder thereof under section 553 of the Bankruptcy Code; PROVIDED, THAT to the extent that the Collateral or right of setoff is less than the value of the related Claim, such deficiency shall be a General Unsecured Claim.

         1.43 SECURED SENIOR NOTES means the 13 1/2% Senior Discount Notes due 2008, and the 12 3/4% Senior Notes due 2009.

         1.44 SECURED SENIOR NOTES CLAIM means a Claim arising under the Secured Senior Notes other than a Senior Notes Securities Litigation Claim. The Secured Senior Notes Claims relating to the 13 1/2% Senior Discount Notes are hereby allowed in the aggregate amount of $229,600,264. The Secured Senior Notes Claims relating to the 12 3/4% Senior Notes are hereby allowed in the aggregate amount of $337,085,974. Such Claims are Secured Claims to the extent of the value of the Secured Senior Notes Escrow Account.

         1.45 SECURED SENIOR NOTES DEFICIENCY means (i) individually as to any Class 3 Claim, the difference between (a) the amount of such Claim and (b) such Claim's portion of the funds in the Secured Senior Notes Escrow Account, and
(ii) collectively in reference to all Claims in Class 3, the difference between
(a) the aggregate amount of such Claims and (b) the funds in the Secured Senior Notes Escrow Account.

         1.46 SECURED SENIOR NOTES ESCROW ACCOUNT means that certain account established to secure the payment of Claims with respect to the 13 1/2% Senior Discount Notes due 2008 and the 12 3/4% Senior Notes due 2009, but only to the extent that funds are held in such escrow account for the purpose of securing such payments pursuant to the express terms of that certain Pledge and Escrow Agreement, dated as of April 23, 1999, subject to all rights and defenses of holders of the Secured Senior Notes.

         1.47 SECURITIES LITIGATION CLAIM means any Claim against any of the Debtors, whether or not subject to an existing lawsuit, arising from rescission of a purchase or sale of a security of the Debtors or of an affiliate of the Debtors, for damages arising from the purchase or sale of such a security (including, without limitation, the Senior Notes and any common stock, preferred stock, or other Equity Interest in the Debtors), or for reimbursement, indemnification or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

         1.48 SENIOR NOTES means collectively, the 13 1/2% Senior Discount Notes due 2008, the 12 3/4% Senior Notes due 2009 and the 14% Senior Notes due 2010. The Senior Notes are Allowed Claims as set forth in Sections 4.3(a) and 4.4(a) of the Plan.

         1.49 SENIOR NOTES CLAIM means any Claim, other than a Senior Notes Litigation Claim, for principal, interest and other charges arising under or related in any way to the Senior Notes Indentures, the Senior Notes, and any documents, instruments, and other agreements relating thereto. The Senior Notes Claims relating to the 14% Senior Notes due 2010 are hereby allowed in the amounts of $319,250,000.

         1.50 SENIOR NOTES INDENTURES means, collectively, (i) the Indenture, dated as of May 5, 1998, by and between Rhythms and State Street Bank and Trust Company of California, N.A., as trustee, with respect to the 13 1/2% Senior Discount Notes, (ii) the Indenture, dated as of April 23, 1999, by and between Rhythms and State Street Bank and Trust Company of California, N.A., as trustee, with respect to the 12 3/4% Senior Notes, and (iii) the Indenture, dated as of February 23, 2000, by and between Rhythms and State Street Bank and Trust Company of California, N.A., as trustee, with respect to the 14% Senior Notes.

         1.51 SENIOR NOTES INDENTURE TRUSTEE means State Street Bank and Trust Company of California, N.A., as trustee with respect to the Senior Notes Indentures.

         1.52 SENIOR NOTES SECURITIES LITIGATION CLAIM means any Securities Litigation Claim relating to the Senior Notes.

         1.53 SUBSEQUENT DISTRIBUTION DATE means, following the Effective Date, a date which shall occur at the end of each subsequent three-month period, or more frequently as may be determined by the Disbursing Agent, on which a distribution of Cash is made to the holders of Allowed Claims, in accordance with Article V of the Plan.

         1.54 TORT CLAIMS means any Claim relating to personal injury, property damage, or products liability or other similar Claims asserted against the Debtors that have not previously been compromised and settled or otherwise resolved.

CONSTRUCTION OF CERTAIN TERMS.

         The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any term used in the Plan that is not defined shall have the meaning ascribed to that term, if any, in the Bankruptcy Code.

                                  ARTICLE II.

                     TREATMENT AND PAYMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

         2.1 ADMINISTRATIVE EXPENSE CLAIMS. Except to the extent that any entity entitled to payment of any Allowed Administrative Expense Claim agrees to less favorable treatment, the Disbursing Agent shall pay to each holder of an Allowed Administrative Expense Claim, on the later of the Effective Date and the date that is ten (10) Business Days after such Administrative Expense Claim becomes an Allowed Administrative Expense Claim pursuant to a Final Order of the Bankruptcy Court, or as soon after such dates is practicable, an amount in Cash equal to the Allowed amount of such Claim, PROVIDED, HOWEVER, that the Allowed Administrative Expense Claims representing obligations incurred in the ordinary course of business of the Debtors shall be paid in full and performed by the Debtors in accordance with the terms and conditions of the particular transactions and any applicable agreements.

         2.2 PROFESSIONAL COMPENSATION AND REIMBURSEMENT CLAIMS. All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement for expenses incurred through and including the Effective Date under sections 503(b) of the Bankruptcy Code shall (a) file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by no later than the date that is 60 days after the Effective Date or such other date as may be fixed by the Bankruptcy Court, and (b) if granted such an award by the Bankruptcy Court, be paid in full in such amounts as are Allowed by the Bankruptcy Court (i) on the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable, or (ii) upon such other terms as may be mutually agreed upon by such holder of an Administrative Expense Claim and the Debtors.

         2.3 PRIORITY TAX CLAIMS. Except to the extent that any entity entitled to payment of any Allowed Priority Tax Claim agrees to less favorable treatment, the Disbursing Agent shall pay to each holder of an Allowed Priority Tax Claim, on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable an amount in Cash equal to the Allowed amount of such Claim in full satisfaction, settlement, and release of and in exchange for such Allowed Priority Tax Claim.

                                  ARTICLE III.

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

         Claims, other than Administrative Expense Claims and Priority Tax Claims, and Equity Interests are classified for all purposes, including voting (unless otherwise specified), confirmation, and distribution pursuant to the Plan, as follows:

  ------------------------------------------------------------ ----------------------------
  CLASS                                                        STATUS
  ------------------------------------------------------------ ----------------------------
  Class 1 - Other Priority Claims                              Unimpaired
  ------------------------------------------------------------ ----------------------------
  Class 2 - Other Secured Claims                               Unimpaired
  ------------------------------------------------------------ ----------------------------
  Class 3 - Secured Senior Notes Claims                        Impaired
  ------------------------------------------------------------ ----------------------------
  Class 4 - General Unsecured Claims                           Impaired
  ------------------------------------------------------------ ----------------------------
  Class 5 - Senior Notes Securities Litigation Claims          Impaired/Deemed to Reject
  ------------------------------------------------------------ ----------------------------
  Class 6A -  Preferred Stock Equity Interests                 Impaired/Deemed to Reject
  ------------------------------------------------------------ ----------------------------
  Class 6B - Preferred Stock Securities Litigation Claims      Impaired/Deemed to Reject
  ------------------------------------------------------------ ----------------------------
  Class 7A - Common Stock Equity Interests                     Impaired/Deemed to Reject
  ------------------------------------------------------------ ----------------------------
  Class 7B - Common Stock Securities Litigation Claims         Impaired/Deemed to Reject
  ------------------------------------------------------------ ----------------------------

                                  ARTICLE IV.

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS

         4.1 CLASS 1 - OTHER PRIORITY CLAIMS.

                  (a) IMPAIRMENT AND VOTING. Class 1 is unimpaired by the Plan. Each holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

                  (b) DISTRIBUTIONS. Except to the extent that a holder of an Allowed Other Priority Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Other Priority Claim shall receive, on the Effective Date or as soon thereafter as is practicable, Cash in an amount equal to such Allowed Other Priority Claim in full and complete satisfaction, settlement, and release of and in exchange for such holder's Allowed Other Priority Claim.

         4.2 CLASS 2 - OTHER SECURED CLAIMS.

                  (a) IMPAIRMENT AND VOTING. Class 2 is unimpaired by the Plan. Each holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

                  (b) DISTRIBUTIONS. Except to the extent that a holder of an Allowed Other Secured Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Other Secured Claim shall receive at the Debtors' option, on the Effective Date, or as soon thereafter as is reasonably practicable, (i) the Collateral securing such Allowed Claim or (ii) Cash in an amount equal to the net proceeds realized from such Collateral to the extent that it has been or will be liquidated or otherwise disposed of by the Debtors, in each case together with any interest on such Other Secured Claim that may be required to be paid pursuant to section 506(b) of the Bankruptcy Code, in full and complete satisfaction, settlement, and release of and in exchange for such holder's Other Secured Claim.

         4.3 CLASS 3 - SECURED SENIOR NOTES CLAIMS.

                  (a) IMPAIRMENT AND VOTING. Class 3 is impaired by the Plan. Each holder of an Allowed Secured Senior Notes Claim is entitled to vote to accept or reject the Plan.

                  (b) DISTRIBUTIONS. Except to the extent that a holder of an Allowed Secured Senior Notes Claim agrees to a different treatment, each holder of an Allowed Secured Senior Notes Claim shall receive, (i) on the Effective Date, or as soon thereafter as is practicable, (a) the product of (1) the Secured Senior Notes Escrow Account and (2) the quotient of (x) its Allowed Secured Senior Notes Claim divided by (y) the aggregate amount of Allowed Secured Senior Notes Claims and (b) after satisfaction in full of all Allowed Administrative Expense Claims, Allowed Priority Tax Claims, and Allowed Other Priority Claims, its Pro Rata Share of Available Cash, and (ii) on each Subsequent Distribution Date, if any, and the Final Distribution Date, its Pro Rata Share of Available Cash, in full and complete satisfaction, settlement, and release of and in exchange for such holder's Secured Senior Notes Claim; PROVIDED, HOWEVER, that the aggregate distributions received pursuant to the Plan shall not exceed the amount of the Allowed Secured Senior Notes Claims plus Postpetition Interest thereon.

         4.4 CLASS 4 - GENERAL UNSECURED CLAIMS.

                  (a) IMPAIRMENT AND VOTING. Class 4 is impaired by the Plan. Each holder of an Allowed General Unsecured Claim is entitled to vote to accept or reject the Plan.

                  (b) DISTRIBUTIONS. Except to the extent that a holder of an Allowed General Unsecured Claim agrees to a different treatment, each holder of an Allowed General Unsecured Claim shall receive (i) on the Effective Date, or as soon thereafter as is reasonably practicable, after satisfaction in full of all Allowed Administrative Expense Claims, Allowed Priority Tax Claims, and Allowed Other Priority Claims, its Pro Rata Share of Available Cash, and (ii) on each Subsequent Distribution Date, if any, and the Final Distribution, its Pro Rata Share of the Available Cash, in full and complete satisfaction, settlement, and release of and in exchange for such holder's General Unsecured Claim; PROVIDED, HOWEVER, that the aggregate distributions received pursuant to the Plan shall not exceed the amount of the Allowed General Unsecured Claims plus Postpetition Interest thereon.

         4.5 CLASS 5 - SENIOR NOTES SECURITIES LITIGATION CLAIMS.

                  (a) IMPAIRMENT AND VOTING. Class 5 is impaired by the Plan. For purposes of the Plan, each holder of an Allowed Senior Notes Securities Litigation Claim is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

                  (b) DISTRIBUTIONS. The holders of Allowed Senior Notes Securities Litigation Claims shall not receive any distribution on account of such Claims as a result of the statutory subordination of such Claims except to the extent the Available Cash exceeds the amount necessary to satisfy, in full, the amount of the Allowed Claims other than Securities Litigation Claims, plus Postpetition Interest on such Allowed Claims (other than Securities Litigation Claims), in which case such excess shall be distributed to the holders of Allowed Securities Litigation Claims (PROVIDED, HOWEVER, that the aggregate distributions received pursuant to the Plan shall not exceed the amount of the Allowed Senior Notes Securities Litigation Claims plus Postpetition Interest thereon).

         4.6 CLASS 6A - PREFERRED STOCK EQUITY INTERESTS.

                  (a) IMPAIRMENT AND VOTING. Class 6A is impaired by the Plan. For purposes of the Plan, each holder of an Allowed Equity Interest is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

                  (b) DISTRIBUTIONS. The holders of Allowed Preferred Stock Equity Interests shall not receive any distributions on account of such Equity Interests, except to the extent the Available Cash exceeds the amount necessary to satisfy, in full, the amount of the Allowed Claims plus Postpetition Interest thereon, in which case such excess shall be distributed to the holders of Preferred Stock Equity Interests (PROVIDED, HOWEVER, that the aggregate distributions received pursuant to the Plan shall not exceed the liquidation preference of the Preferred Stock Equity Interests plus accrued but unpaid dividends entitled to a liquidation preference).

         4.7 CLASS 6B - PREFERRED STOCK SECURITIES LITIGATION CLAIMS.

                  (a) IMPAIRMENT AND VOTING. Class 6B is impaired by the Plan. For purposes of the Plan, each holder of an Allowed Preferred Stock Securities Litigation Claim is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

                  (b) DISTRIBUTIONS. The holders of Allowed Preferred Stock Securities Litigation Claims shall not receive any distributions on account of such Claims, except to the extent the Available Cash exceeds the amount necessary to satisfy, in full, the amount of the Allowed Claims, plus Postpetition Interest thereon, and the interests of holders of Allowed Preferred Stock Equity Interests plus accrued but unpaid dividends entitled to a liquidation preference, (PROVIDED, HOWEVER, that the aggregate distributions received pursuant to the Plan shall not exceed the amount of the Allowed Preferred Stock Securities Litigation Claims plus Postpetition Interest thereon).

         4.8 CLASS 7A - COMMON STOCK EQUITY INTERESTS.

                  (a) IMPAIRMENT AND VOTING. Class 7A is impaired by the Plan. For purposes of the Plan, each holder of an Allowed Common Stock Equity Interest is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

                  (b) DISTRIBUTIONS. The holders of Rhythms' Allowed Common Stock Equity Interests shall not receive any distributions on account of such Equity Interests, except to the extent the Available Cash exceeds the amount necessary to satisfy, in full, the amount of the Allowed Claims plus Postpetition Interest thereon, Preferred Stock Equity Interests plus accrued but unpaid dividends entitled to a liquidation preference, and Preferred Stock Securities Litigation Claims plus Postpetition Interest thereon, in which case such excess shall be distributed pro rata to the holders of Allowed Common Stock Equity Interests and Allowed Common Stock Securities Litigation Claims (PROVIDED, HOWEVER, that the aggregate distributions to holders of Allowed Common Stock Securities Litigation Claims pursuant to the Plan shall not exceed the amount of the Allowed Common Stock Securities Litigation Claims plus Postpetition Interest thereon, in which case the remaining Available Cash, if any, shall be distributed to holders of Allowed Common Stock Equity Interests).

         4.9 CLASS 7B - COMMON STOCK SECURITIES LITIGATION CLAIMS.

                  (a) IMPAIRMENT AND VOTING. Class 7B is impaired by the Plan. For purposes of the Plan, each holder of an Allowed Common Stock Securities Litigation Claim is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

                  (b) DISTRIBUTIONS. The holders of Allowed Common Stock Securities Litigation Claims shall not receive any distributions on account of such Equity Interests, except to the extent the Available Cash exceeds the amount necessary to satisfy, in full, the amount of the Allowed Claims plus Postpetition Interest thereon, Preferred Stock Equity Interests plus accrued but unpaid dividends entitled to a liquidation preference, and Preferred Stock Securities Litigation Claims plus Postpetition Interest thereon, in which case such excess shall be distributed pro rata to the holders of Allowed Common Stock Equity Interests and Allowed Common Stock Securities Litigation Claims (PROVIDED, HOWEVER, that the aggregate distributions received pursuant to the Plan shall not exceed the amount of the Allowed Common Stock Securities Litigation Claims plus Postpetition Interest thereon).

                                   ARTICLE V.

                  PROVISIONS REGARDING VOTING AND DISTRIBUTIONS
                                 UNDER THE PLAN

         5.1 VOTING OF CLAIMS. Each holder of an Allowed Claim in an impaired Class of Claims that is entitled to vote on the Plan pursuant to Article IV of the Plan, or the holder of a Claim that has been temporarily Allowed for voting purposes only under Bankruptcy Rule 3018(a), shall be entitled to vote separately to accept or reject the Plan as provided for in such order as is entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

         5.2 ENFORCEMENT OF STATUTORY SUBORDINATION. Securities Litigation Claims shall be subordinated in accordance with Section 510(b) of the Bankruptcy Code as reflected in Article IV of the Plan.

         5.3 PRESUMED REJECTIONS OF THE PLAN AND CRAMDOWN. For purposes of voting on the Plan, each holder of an Allowed Senior Notes Securities Litigation Claim in Class 5, an Allowed Preferred Stock Equity Interest in Class 6A, an Allowed Preferred Stock Securities Litigation Claim in Class 6B, an Allowed Common Stock Equity Interest in Class 7A, and an Allowed Common Stock Securities Litigation Claim in Class 7B is conclusively presumed to have rejected the Plan. The Debtors shall utilize the provisions of section 1129(b) of the Bankruptcy Code to satisfy the requirements for confirmation of the Plan over the presumed rejections of such Class and the rejection, if any, of any other Class entitled to vote to accept or reject the Plan.

         5.4 METHOD OF DISTRIBUTIONS UNDER THE PLAN.

                  (a) DISBURSING AGENT. All distributions under the Plan shall be made by the Disbursing Agent. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; and, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Debtors. The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Plan,
(ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof. The Debtors shall pay the reasonable fees and reasonable and actual expenses of the Disbursing Agent.

                  (b) DISTRIBUTIONS SUBSEQUENT TO THE EFFECTIVE DATE. Unless otherwise provided in the Plan, to the extent that there is Available Cash subsequent to the Effective Date from, among other things, (i) the liquidation and conversion to Cash of the Debtors' assets, (ii) the prosecution and enforcement of causes of action (including avoidance actions arising under Chapter 5 of the Bankruptcy Code as provided for herein), (iii) funds no longer needed to be retained in respect of Disputed Claims in accordance with Section
7.5 of the Plan, (iv) funds no longer needed to be retained in respect of Estimated Liquidation Expenses or (iv) the return of undeliverable, time-barred or unclaimed distributions to holders of Allowed Claims or Equity Interests, the Disbursing Agent shall, on each Subsequent Distribution Date, and the Final Distribution Date, distribute to holders of Allowed Claims and Equity Interests, an amount of the Available Cash so that after giving effect to the amounts required to be retained in respect of Disputed Claims in accordance with Section
7.4 of the Plan, holders of Allowed Claims and Equity Interests (if Equity Interests are entitled to a distribution pursuant to Article IV of the Plan) shall have received in respect of such Allowed Claims and Equity Interests the distribution that such holders would have received under the Plan in respect of such Allowed Claims and Equity Interests on the Effective Date if (x) such Available Cash had been available for distribution on the Effective Date, (y) such Allowed Claims and Equity Interests had been Allowed on the Effective Date in the amounts in which they are Allowed on the Subsequent Distribution Date or the Final Distribution Date, as the case may be, and (z) Claims, Equity Interests or portions thereof that have become disallowed subsequent to the Effective Date and on or before the Subsequent Distribution Date or the Final Distribution Date, as the case may be, had been disallowed on the Effective Date; PROVIDED, HOWEVER, that on a Subsequent Distribution Date, the Disbursing Agent shall not be obligated to make such a distribution to holders of Allowed Claims or Allowed Equity Interests if the amount of Available Cash then on hand is less than or equal to $500,000, and such undistributed amount may be held over to the next Subsequent Distribution Date; and provided further, however, that in no event shall the foregoing impair the right of the Debtors to use excess funds to satisfy the costs of administering and fully consummating the Plan or winding-down the Debtors' businesses and affairs; and provided further, however, on the Final Distribution Date, the Disbursing Agent shall not be obligated to make such a distribution to holders of Allowed Claims or Equity Interests if, in the discretion of the Disbursing Agent, there is insufficient Available Cash to make a cost-efficient distribution, taking into account the size of the distribution to be made and the number of recipients of such distribution, in which event such funds shall, in the Debtors' discretion, be donated to a reputable charitable organization.

                  (c) SURRENDER OF INSTRUMENTS. As a condition to receiving any distribution under the Plan, each holder of a Senior Note must surrender such Senior Note and any other instrument related thereto to the Senior Notes Indenture Trustee. Any holder of a Senior Note that fails to (a) surrender such instrument or (b) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Senior Notes Indenture Trustee and furnish a bond in form, substance, and amount reasonably satisfactory to the Senior Notes Indenture Trustee before the first anniversary of the Effective Date shall be deemed to have forfeited all rights and claims and may not participate in any distribution under the Plan.

                  (d) TIMING OF DISTRIBUTIONS. Unless otherwise provided herein, any distributions and deliveries to be made hereunder shall be made on the Effective Date or as soon thereafter as is practicable. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

                  (e) DELIVERY OF DISTRIBUTIONS. Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim and Equity Interests, except the holders of an Allowed Senior Notes Claim or Allowed Secured Senior Notes Claim, shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtors or their agents, or, with respect to Equity Interests, with the registrar or transfer agent with respect to Equity Interests, unless the Debtors have been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or interest by such holder that contains an address for such holder different from the address reflected on such Schedules for such holder. All distributions to any holder of an Allowed Senior Notes Claim or Allowed Secured Senior Notes Claim shall be made to State Street Bank and Trust Company of California, N.A., as trustee under the Senior Notes Indentures.

                  (f) DISTRIBUTIONS TO HOLDERS AS OF THE CONFIRMATION DATE. As of the close of business on the Record Date, the claims register and equity register, as applicable, shall be closed, and there shall be no further changes in the record holder of any Claim. The Disbursing Agent and the Senior Notes Indenture Trustee shall have no obligation to recognize any transfer of any Claim occurring after the Record Date. The Disbursing Agent and the Senior Notes Indenture Trustee shall instead be authorized and entitled to recognize and deal for all purposes under the Plan with only those record holders stated on the claims register as of the close of business on the Record Date.

                  (g) UNDELIVERABLE AND UNCLAIMED DISTRIBUTIONS. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent is notified of such holder's then-current address, at which time all missed distributions shall be made as soon as is practicable to such holder, without interest. Checks issued by the Disbursing Agent in respect of Allowed Claims or Equity Interests shall be null and void if not negotiated within sixty (60) days after the date of issuance thereof. Requests for reissuance of any check shall be made in accordance with the notice provisions of Section 12.13 of the Plan and to the Disbursing Agent by the holder of the Allowed Claim or Equity Interest to whom such check originally was issued. All claims for undeliverable distributions or voided checks shall be made on or before the earlier of (i) ninety (90) days after the date such undeliverable distribution was initially made, or (ii) thirty (30) days before the Final Distribution Date, except that checks issued on the Final Distribution Date shall not be reissued. After the earlier of such dates, all such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and shall, in the Debtors' discretion, be used first to satisfy the costs of administering and fully consummating the Plan and thereafter any remaining funds shall become Available Cash for distribution in accordance with the Plan. The holder of any such Claim or Equity Interest shall not be entitled to any other or further distribution under the Plan on account of such Claim or Equity Interest.

                  (h) DISTRIBUTIONS OF CASH. Any payment of Cash made by the Disbursing Agent pursuant to the Plan may be made at the option of the Disbursing Agent either by check drawn on a domestic bank or by wire transfer.

                  (i) MINIMUM DISTRIBUTIONS. No payment of Cash less than $25 shall be made by the Disbursing Agent to any holder of a Claim or Equity Interest unless a written request is made therefor to the Disbursing Agent. Any undistributed amount shall be held under this section 5.4(i) over to the next Subsequent Distribution Date.

                  (j) WITHHOLDING AND REPORTING REQUIREMENTS. In connection with the Plan and all instruments issued in connection therewith and distributed thereon, the Disbursing Agent shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements.

                  (k) SETOFFS. The Disbursing Agent may set off against or recoup from any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that the Debtors may hold against the holder of such Allowed Claim, including, without limitation, any rights of the Debtors under section 502(d) of the Bankruptcy Code; PROVIDED, HOWEVER, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Disbursing Agent on behalf of the Debtors or the Debtors-in-Possession (or any successor thereto) of any such claims, rights and causes of action that the Debtors or the Debtors-in-Possession (or any successor thereto) may possess against such holder; and provided further, however, that any claims of the Debtors (or any successor thereto) arising before the Commencement Date shall first be setoff against Claims against the Debtors (or any successor thereto) arising before the Commencement Date.

                  (l) ALLOCATION OF DISTRIBUTIONS. Distributions to any holder of an Allowed Claim shall be allocated first to the principal portion (as determined for federal income tax purposes) of any such Allowed Claim and thereafter to the remaining portion of such Allowed Claim, if any.

                                  ARTICLE VI.

               MEANS FOR IMPLEMENTATION AND EXECUTION OF THE PLAN

         6.1 SUBSTANTIVE CONSOLIDATION. The Plan contemplates and is predicated upon substantive consolidation of the Debtors into a single entity solely for purpose of all actions under the Plan. Entry of the Confirmation Order shall constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Chapter 11 Cases for all purposes related to the Plan, including, without limitation, for purposes of voting, confirmation and distribution. On and after the Effective Date, (i) all assets and liabilities of the Debtors shall be deemed merged so that all of the assets of the Debtors shall be available to pay all of the liabilities as if it were one company, (ii) no distributions shall be made under the Plan on account of intercompany claims among the Debtors, (iii) no distributions will be made under the Plan on account of Rhythms' interests in its subsidiaries; (iv) all guarantees of the Debtors of the obligations of any other Debtor shall be deemed eliminated so that any claim against any Debtors and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors, and (v) each and every Claim filed or to be filed in the Chapter 11 Case of any of the Debtors shall be deemed filed against the consolidated Debtors, and shall be deemed one Claim against and obligation of the consolidated Debtors. The substantive consolidation of the Chapter 11 Cases will be for Plan purposes only and will not effect the corporate structure and organization of the Debtors.

         6.2 CONTINUING EXISTENCE.

                  (a) From and after the Effective Date, the Debtors shall continue in existence for the purpose of (i) winding-down their affairs, (ii) liquidating, by conversion to Cash or other methods, of any remaining assets of their bankruptcy estates, as expeditiously as reasonably possible, (iii) enforcing and prosecuting claims, interests, rights and privileges of the Debtors and their bankruptcy estates, including, without limitation, the prosecution of avoidance actions, (iv) resolving Disputed Claims, (v) administering the Plan and taking such actions as are necessary to effectuate the Plan, and (vi) filing appropriate tax returns.

                  (b) From and after the Effective Date, the then current director (Brian P. Farley) shall remain as the director of Rhythms (and all bylaws, articles or certificates of incorporation, and related corporate documents are deemed amended by the Plan to permit his continued service) and such director and the then current officers of Rhythms shall serve in such capacity through the earlier of the date Rhythms is dissolved in accordance with
Section 6.2(d) of the Plan and the date such director or officer resigns, is terminated or otherwise unable to serve; PROVIDED, HOWEVER, that, in the event that any director or officer of Rhythms resigns, is terminated or unable to serve as a director or officer, then Rhythms and the Committee shall have the right to select a successor who shall be appointed a director or officer of Rhythms, and shall serve in such capacity until Rhythms is dissolved in accordance with Section 6.2(d) of the Plan or until such director resigns, or is replaced or is terminated. After the Effective Date, any officer or director of Rhythms may be terminated "for cause" (including fraud, negligence or misconduct) by Rhythms.

                  (c) From and after the Effective Date, the then current director and officers of each of the Debtor-subsidiaries shall continue to serve in their respective capacities in accordance with the current articles of incorporation.

                  (d) Upon the distribution of all assets of the Debtors and Debtors-in-Possession pursuant to the Plan and the filing by or on behalf of the Debtors of a certification to that effect with the Bankruptcy Court, the Debtors shall be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of each of the Debtors or payments to be made in connection therewith; PROVIDED, HOWEVER, that Rhythms should not be dissolved prior to any of the Debtor-subsidiaries being dissolved, and that the Debtors shall file with the Office of the Secretary of State for their respective states of incorporation a certificate of dissolution which may be executed by an officer of the Debtors without the need for approval by the Board of Directors or shareholders. From and after the Effective Date, the Debtors shall not be required to file any document, or take any other action, or obtain any approval from the Board of Directors or shareholders, to withdraw their business operations from any states in which the Debtors previously conducted their business operations.

         6.3 ACCOUNTS. The Debtors may establish one or more interest-bearing accounts as they determine may be necessary or appropriate to effectuate the provisions of the Plan, and may invest all or a portion of the Cash, (i) in tax exempt instruments, (ii) as permitted by section 345 of the Bankruptcy Code or
(iii) as otherwise authorized by the Bankruptcy Court.

         6.4 CANCELLATION OF SECURITIES. Except for purposes of evidencing a right to distributions under the Plan and as provided for in Section 6.5 of the Plan, on the Effective Date all the agreements and other documents evidencing the Claims or rights of any holder of a Claim against the Debtors, including options or warrants to purchase Equity Interests, obligating the Debtors to issue, transfer, or sell Equity Interests or any other capital stock of the Debtors, shall be cancelled: PROVIDED HOWEVER that the Capital Stock of the Debtors will not be cancelled prior to dissolution.

         6.5 CANCELLATION OF SENIOR NOTES. As of the Effective Date, the Senior Notes shall be canceled and deemed null and void and of no further force and effect; PROVIDED, HOWEVER, that the cancellation of the Senior Notes Indentures
(i) shall not impair the rights of holders of Senior Notes under the Plan; (ii) shall not impair the rights of the Senior Notes Indenture Trustee under the Plan, including the lien and priority rights, if any, of the Senior Notes Indenture Trustee under the Senior Notes Indentures; and (iii) shall not impair the Debtors' indemnification obligations under the Senior Notes Indenture.

                                  ARTICLE VII.

              PROCEDURES FOR RESOLVING AND TREATING DISPUTED CLAIMS

         7.1 NO DISTRIBUTIONS PENDING ALLOWANCE.

                  (a) GENERAL. Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on any portion of such Claim that is Disputed unless and until such portion of the Disputed Claim becomes Allowed.

                  (b) TORT CLAIMS. All Tort Claims are Disputed Claims. Any Tort Claim as to which a proof of claim was timely filed in the Chapter 11 Cases shall be determined and liquidated in the administrative or judicial tribunal in which it is pending on the Confirmation Date or, if no such action was pending on the Confirmation Date, in any administrative or judicial tribunal of appropriate jurisdiction. Any Tort Claim determined and liquidated pursuant to a judgment obtained in accordance with this Section 7.1(b) and applicable non-bankruptcy law that is no longer subject to appeal or other review shall be deemed to be an Allowed Claim in Class 4 in such liquidated amount and satisfied in accordance with the Plan. Nothing contained in this Section 7.1(b) shall constitute or be deemed a waiver of any claim, right, or cause of action that the Debtors may have against any person in connection with or arising out of any Tort Claim, including, without limitation, any rights under section 157(b) of title 28 of the United States Code.

                  (c) SECURITIES LITIGATION CLAIMS. All Securities Litigation Claims are Disputed Claims. Any Securities Litigation Claim as to which a proof of claim was timely filed in the Chapter 11 Cases shall be determined and liquidated in the administrative or judicial tribunal in which it is pending on the Confirmation Date or, if no such action was pending on the Confirmation Date, in any administrative or judicial tribunal of appropriate jurisdiction; PROVIDED, HOWEVER, that such determination and liquidation shall be made only if there is sufficient Available Cash so that a distribution would be made to that Class of Securities Litigation Claims.

         7.2 RESOLUTION OF DISPUTED CLAIMS. On and after the Effective Date, the Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any objections to Claims and compromise, settle or otherwise resolve disputed Claims without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtors shall file all objections to Claims that are the subject of proofs of claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses) and served upon the holder of the Claim to which the objection is made as soon as practicable, but in no event later than 180 days after the Effective Date or such later date as may be approved by the Court.

         7.3 ESTIMATION OF CLAIMS. The Debtors may, at any time, request the Bankruptcy Court estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors have previously objected to such Claim, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time, including during litigation concerning any objection to such Claim. In the event the Bankruptcy Court estimates any Disputed Claim, that estimated amount may constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment of such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. On and after the Effective Date, Claims which have been estimated subsequently may be compromised, settled, withdrawn or otherwise resolved as provided for in Section 7.2 of the Plan.

         7.4 AMOUNTS RETAINED TO PAY DISPUTED CLAIMS. On and after the Effective Date, the Debtors shall retain an amount of Cash, pending the allowance or disallowance of any Disputed Claims, sufficient to pay to each holder of a Disputed Claim (i) the amount that such holder would have been entitled to receive under the Plan if such Claim had been an Allowed Claim on the Effective Date or any Subsequent Distribution Date, or (ii) such lesser amount as the Bankruptcy Court may estimate pursuant to section 502(c) of the Bankruptcy Code and Section 7.3 of the Plan.

         7.5 ALLOWANCE OF DISPUTED CLAIMS. If, on or after the Effective Date, any Disputed Claim, or portion thereof, becomes an Allowed Claim, the Disbursing Agent shall, on the Subsequent Distribution Date that is at least ten (10) Business Days following the date on which the Disputed Claim becomes an Allowed Claim, distribute to the holder of such Allowed Claim the amount, without any post-Effective Date interest thereon, that such holder would have received pursuant to Article IV of the Plan on the Effective Date and each Subsequent Distribution Date had the Disputed Claim been an Allowed Claim on such dates, which amount shall not exceed the amount of Cash reserved on account of such Claim.

         7.6 NO DISTRIBUTION IN RESPECT OF DISPUTED CLAIMS. To the extent that all or a portion of a Disputed Claim is disallowed, the holder of such Claim shall not receive any distribution on account of the portion of such Claim that is disallowed.

                                 ARTICLE VIII.

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         8.1 EXECUTORY CONTRACTS AND UNEXPIRED LEASES. On the Confirmation Date, all executory contracts and unexpired leases that exist between the Debtor and any person shall be deemed rejected as of the Confirmation Date, except for any executory contract or unexpired lease (a) that has been assumed or rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, or (b) as to which a motion for approval of the assumption or rejection of such contract or lease has been filed and served prior to the Confirmation Date.

         8.2 APPROVAL OF REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. Entry of the Confirmation Order shall constitute the approval, pursuant to section 365(a) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Section 8.1 of the Plan.

         8.3 BAR DATE FOR FILING PROOFS OF CLAIM RELATING TO EXECUTORY CONTRACTS AND UNEXPIRED LEASES REJECTED PURSUANT TO THE PLAN. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to the Plan must be filed with the Bankruptcy Court no later than twenty (20) days after the Confirmation Date. Any Claims not filed within such applicable time periods will be forever barred from receiving a distribution from the Debtors' bankruptcy estates.

         8.4 RETIREE BENEFITS. The Debtors have never funded nor maintained any retiree benefit plans, funds or programs, as defined in section 1114 of the Bankruptcy Code, for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund, or program (through the purchase of insurance or otherwise). Any such retiree benefit plans established by the Debtors prior to the Commencement Date were discretionary and never funded, and, accordingly, no such payments will be, or are required to be, made pursuant to section 1129(a)(13) of the Bankruptcy Code.

                                  ARTICLE IX.

                         EFFECT OF CONFIRMATION OF PLAN

         9.1 TERM OF INJUNCTIONS OR STAYS. Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the dissolution of the Debtors.

         9.2 REVESTING OF ASSETS. On and after the Effective Date, the Debtors may, without further approval of the Bankruptcy Court, use, sell, assign, transfer, abandon or otherwise dispose of at a public or private sale any of the Debtors' remaining assets for the purpose of liquidating and converting such assets to Cash, making distributions and fully consummating the Plan.

         9.3 PRESERVATION OF CERTAIN CAUSES OF ACTION. Except as otherwise provided in Section 9.4 of the Plan, on and after the Effective Date, any and all claims or causes of action accruing to the Debtors and Debtors-in-Possession (including, without limitation , rights, claims, causes of action, avoiding powers, suits and proceedings arising under sections 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code) shall be preserved and retained by the Debtors and Debtors-in-Possession, who shall have the exclusive right to enforce any such causes of action. The Debtors may pursue, abandon, settle or release any or all such rights of action, as it deems appropriate, without the need to obtain approval or any other or further relief from the Bankruptcy Court. The Debtors may, in their sole discretion, offset any such claim held against a person against any payment due such person under the Plan; PROVIDED, HOWEVER, that any claims of the Debtors arising before the Commencement Date shall first be offset against Claims against the Debtors arising before the Commencement Date.

         9.4 CERTAIN CAUSES OF ACTION RELEASED AND EXTINGUISHED.

                  (a) CLAIMS AGAINST CERTAIN TRUSTS. As of the Effective Date, any and all claims and causes of action accruing to the Debtors and Debtors-in-Possession (including, without limitation, rights, claims, causes of action, avoiding powers, suits and proceedings arising under sections 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code) relating to the establishment of (i) the Employee Retention Trust pursuant to that certain Agreement and Declaration of Trust, dated as of July 6, 2001, between Rhythms and The Bank of Cherry Creek, N.A., as trustee, (ii) the Employee Severance Trust pursuant to that certain Agreement and Declaration of Trust, dated as of July 6, 2001, between Rhythms and The Bank of Cherry Creek, N.A., as trustee shall be extinguished and released, whether or not then pending; PROVIDED, HOWEVER, that nothing contained herein shall constitute an extinguishment, release or waiver of the Debtors' rights to the remainder or residual amounts in such trusts. The releases contained in this Section 9.4(a) shall be construed to extend to the beneficiaries (and their successors, assigns, or transferees) of the aforementioned trusts, whether such beneficiaries are initial transferees, or immediate or mediate transferees of initial transferees.

                  (b) DERIVATIVE CLAIMS. As of the Effective Date, any and all claims and causes of action accruing to the Debtors against their directors and officers who served on the Debtors' Board of Directors or were employed by the Debtors on and after July 23, 2001 shall be extinguished and released, whether or not then pending.

         9.5 INJUNCTION. On and after the Confirmation Date, all persons are permanently enjoined from commencing or continuing in any manner any action or proceeding (whether directly, indirectly, derivatively or otherwise) on account of or respecting any claim, debt, right or cause of action of the

Debtors and Debtors-in-Possession (i) for which the Debtors and Debtors-in-Possession retain sole and exclusive authority to pursue in accordance with the Plan or (ii) which has been released or extinguished pursuant to Section 9.4 of the Plan.

                                   ARTICLE X.

                            EFFECTIVENESS OF THE PLAN

         10.1 CONDITIONS PRECEDENT TO THE EFFECTIVE DATE. The following are conditions precedent to the Effective Date of the Plan:

                  (a) The Bankruptcy Court shall have entered the Confirmation Order which shall be in form and substance satisfactory to the Debtors and the Committee;

                  (b) No stay of the Confirmation Order shall then be in effect at the time the other conditions set forth in this Section 10.1 are satisfied or waived;

                  (c) All documents, instruments and agreements, in form and substance satisfactory to the Debtors, provided for under or necessary to implement the Plan shall have been executed and delivered by the parties thereto, unless such execution or delivery has been waived by the parties benefited thereby; and

                  (d) Either (i) all real and personal property of the Debtors shall have been liquidated into Cash or otherwise disposed of by the Debtors, or
(ii) there shall exist sufficient Available Cash to satisfy Administrative Expense Claims, Priority Tax Claims, and Other Priority Claims which are Allowed Claims.

         10.2 WAIVER OF CONDITIONS. Notwithstanding the foregoing, the Debtors may waive the occurrence of any of the foregoing conditions precedent.

                                  ARTICLE XI.

                            RETENTION OF JURISDICTION

         The Bankruptcy Court shall retain jurisdiction of all matters arising under, arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

                  (a) To hear and determine any motions for the assumption, assumption and assignment or rejection of executory contracts or unexpired leases, and the allowance of any Claims resulting therefrom;

                  (b) To determine any and all adversary proceedings, applications, and contested matters that have been or may be commenced.

                  (c) To hear and determine any objection to any Claims or Equity Interests;

                  (d) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

                  (e) To issue such orders in aid of execution of the Plan to the extent authorized by section 1142 of the Bankruptcy Code;

                  (f) To consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

                  (g) To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331, and 503(b) of the Bankruptcy Code;

                  (h) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan;

                  (i) To recover all assets of the Debtors and property of the Debtors' estates, wherever located;

                  (j) To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code filed, or to be filed, with respect to tax returns for any and all taxable periods ending after the Commencement Date through the dissolution of the Debtors);

                  (k) To hear any other matter consistent with the provisions of the Bankruptcy Code; and

                  (l) To enter a final decree closing the Chapter 11 Cases.

                                  ARTICLE XII.

                            MISCELLANEOUS PROVISIONS

         12.1 DISSOLUTION OF THE COMMITTEE. On the Effective Date, the Committee shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases, and the retention or employment of its attorneys, accountants, and other agents, shall terminate, PROVIDED, HOWEVER, the Committee shall continue to exist after such date solely with respect to (i) all applications filed pursuant to sections 330 and 331 of the Bankruptcy Code seeking payment of fees and expenses incurred by any professional, (ii) any post-confirmation modifications to, or motions or other actions seeking the enforcement or implementation of the provisions of the Plan or the Confirmation Order, and (iii) any matters pending as of the Effective Date in the Chapter 11 Cases until such matters are finally resolved.

         12.2 EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS. Upon entry of the Confirmation Order, each of the Debtors shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be reasonably necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

         12.3 CORPORATE ACTION. On the Effective Date, all matters provided for under the Plan, or that are contemplated by the Plan (including the liquidation of the remaining assets of the Debtors' estates) that would otherwise require approval of the stockholders or directors shall be deemed to have occurred (without having to have obtained such approval) and shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the states in which the Debtors are incorporated, without any requirement of action by the stockholders or further action by the directors of the Debtors.

         12.4 EXEMPTION FROM TRANSFER TAXES. Pursuant to section 1146(c) of the Bankruptcy Code, the assignment or surrender of any lease or sublease, or the delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any deeds, bills of sale or assignments executed in connection with any disposition of assets contemplated by the Plan shall not be subject to any stamp, real estate transfer, mortgage recording, sales, use or other similar tax.

         12.5 EXCULPATION. In addition to the provisions of Article IX of the Plan, neither the Debtors, the Disbursing Agent, nor the Committee, the Senior Notes Indenture Trustee, nor any of their respective members, officers, directors, employees, attorneys, advisors or agents who were members, officers, directors, employees, attorneys, advisors or agents, as the case may be, during the Chapter 11 Cases shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, transactions or relationships with the Debtors (either prior to or after the Commencement
Date), the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, in all respects, the Debtors, the Disbursing Agent, the Committee and each of their respective members, officers, directors, employees, advisors and agents shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

         12.6 FEES AND EXPENSES OF THE SENIOR NOTES INDENTURE TRUSTEE. The fair and reasonable expenses of the Senior Notes Indenture Trustee and its professionals under the Senior Notes Indentures will be paid by the Debtors pursuant to the Confirmation Order on the Effective Date in a manner consistent with the provisions of the Senior Notes Indentures without the need for the Senior Notes Indenture Trustee to file an application for allowance. Upon payment of the fees and expenses of the Senior Notes Indenture Trustee and its professionals, the Senior Notes Indenture Trustee will be deemed to have released its liens securing payment of its fees and expenses for all fees and expenses payable through the Effective Date.

         12.7 POST-CONFIRMATION DATE FEES AND EXPENSES. From and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter employed by the Debtors or the Committee incurred in connection with the implementation and consummation of the Plan, the reconciliation of Claims, the prosecution of avoidance actions, or any other matters as to which such professionals are employed. The fees and expenses of such professionals shall be paid by the Debtors within five (5) Business Days after submission to the Debtors and the Committee of an invoice therefor.

         12.8 REQUEST FOR EXPEDITED DETERMINATION OF TAXES. The Debtors shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Commencement Date through, and including, the dissolution of the Debtors.

         12.9 PAYMENT OF STATUTORY FEES. All fees payable pursuant to Chapter 123 of title 28, United States Code, as determined by the Bankruptcy Court on the Confirmation Date, shall be paid on the Effective Date. Any statutory fees accruing after the Confirmation Date shall be paid by the Disbursing Agent.

         12.10 MODIFICATION OF PLAN. The Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan at any time prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtor may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. A holder of an Allowed Claim or Equity Interest that has accepted the Plan shall be deemed to have accepted the Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim of such holder.

         12.11 WITHDRAWAL OR REVOCATION. The Debtors may withdraw or revoke the Plan at any time prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, or if the Confirmation Date does not occur, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claim by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any other person in any further proceedings involving the Debtors.

         12.12 BINDING EFFECT. Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtors and their respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan. The rights, benefits and obligations of any entity named or referred to in the Plan, whose actions may be required to effectuate the term of the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity (including, but not limited to, any trustee appointed for the Debtors under chapters 7 or 11 of the Bankruptcy Code).

         12.13 NOTICES. Any notices to or requests of the Debtors by parties in interest under or in connection with the Plan shall be in writing and served either by (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or (c) reputable overnight delivery service, all charges prepaid, and shall be deemed to have been given when received by the following parties:

         RHYTHMS NETCONNECTIONS INC.
         9100 E. Mineral Circle
         Englewood, Colorado  80112
         Attn: Brian P. Farley, Esq.

         WITH COPIES TO:

         WEIL, GOTSHAL & MANGES LLP             BROWNSTEIN, HYATT & FARBER P.C.
         Co-Attorneys for the Debtors and       Co-Attorneys for the Debtors and
         Debtors-in-Possession                  Debtors-in-Possession
         767 Fifth Avenue                       410 17th Street
         New York, New York  10153              22nd Floor
         (212) 310-8000                         Denver, Colorado  80202
         Attn:  Paul M. Basta, Esq.             (303) 223-1100
                                                Attn:  John L. Ruppert, Esq.
         MILBANK, TWEED, HADLEY & MCCLOY LLP
         Attorneys for the Committee
         One Chase Manhattan Plaza

         New York, New York  10005
         (212) 530-5000
         Attn:  Dennis F. Dunne, Esq.

         12.14 SEVERABILITY. In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision of the Plan is invalid, void or unenforceable, the Bankruptcy Court shall, with the consent of the Debtors and the Committee, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

         12.15 GOVERNING LAW. Except to the extent the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

         12.16 HEADINGS. Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

         12.17 EXHIBITS. All Exhibits and Schedules to the Plan are incorporated into and are a part of the Plan as if set forth in full herein.

         12.18 FAILURE OF EFFECTIVE DATE. In the event that the Effective Date does not occur, nothing in this Plan, including, without limitation, the releases contained herein, shall be binding on the Debtors, their estates, the Committee or any other entity, or otherwise be of any force or effect.

         12.19 PLAN CONTROLS. To the extent the Plan is inconsistent with the Disclosure Statement, the provisions of the Plan shall be controlling.

Dated:        New York, New York
              January 7, 2002


                               RHYTHMS NETCONNECTIONS INC.
                               a Delaware Corporation
                               (for itself and on behalf of each of the Debtors)


                               By: /s/ Brian P. Farley
                                   ---------------------------------------------
                               Name:  Brian P. Farley, Esq.
                               Title:   Chief Executive Officer & President